News
Release

Capstone Companies, Inc. 350 Jim Moran Blvd, Suite 120 Deerfield Beach, FL 33442

FOR IMMEDIATE RELEASE

Capstone Companies, Inc. Reports Sales Growth of 95%
in First Quarter 2013

•	First quarter revenue increased 95% to $660,000, a reflection of the benefits of the domestic distribution program and increased promotional activity

•	Generated $889,000 in cash from operations, nearly double the 2012 first quarter

DEERFIELD BEACH, FL, May 14, 2013 – Capstone Companies, Inc. (OTCQB: CAPC) (“Capstone” or the “Company”), a leader in the design and manufacture of specialty power failure lighting solutions and innovator of consumer safety and security products for the Hospitality, Retail and Institutional channels, reported first quarter unaudited 2013 financial results.

Stewart Wallach, Capstone’s CEO, commented, “Our first quarter results were consistent with expectations set at the end of 2012 and reflect our growth initiatives, as well as product development and rebranding activities, which have resulted in greater awareness and additional retail customers.”

Revenue was $660,000 in the first quarter of 2013, an increase of 95% from $339,000 in the prior-year period, as the Company is now seeing the positive impact of its domestic strategy implemented in early 2012.

Gross profit for the first quarter 2013 increased to $194,000, up nearly 80% from $108,000 in the first quarter of 2012.  Gross margin was 29.4% from 31.9% during the prior-year period.  Sequentially, gross margin improved measurably from the 18.4% in the fourth quarter of 2012 and was attributable to product mix sold as a result of the domestic distribution program.

Total operating expenses increased to $506,000 in the first quarter of 2013, from $424,000 in the 2012 first quarter, an increase of $82,000, as the Company continued to invest for future growth.

During the first quarter, interest expense increased $42,000 to $73,700.

Net loss for the first quarter of 2013 was $386,000 compared with net loss of $348,200 in the first quarter 2012.

Investments driving growth and awareness

It is the Company’s intention to continue investing in capabilities and technologies, as needed, in order to execute its strategy to increase sales and production volume across all markets served.  The rate of spending on these activities, however, will continue to be driven by market opportunities.

Mr. Wallach noted, “Our new strategic direction is taking hold.  We anticipate this growth trend to continue as a result of the anticipated increase in our retail distribution network, the rebranding of Capstone’s Power Failure Solutions Program and future product launches.”

Capstone Companies, Inc. Reports Sales Growth of 95% in First Quarter 2013
May 14, 2013

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Webcast and Teleconference to Review Results and Outlook

The Company will host a live webcast and conference call on Wednesday, May 15, 2013 at 11:30 a.m. ET.  During the call, management will review the financial and operating results and discuss the Company’s corporate strategy and outlook, followed by a question-and-answer session.  The conference call can be accessed by dialling (201) 689-8562.  The listen-only audio webcast can be monitored at www.capstonecompaniesinc.com.

A telephonic replay will be available from 2:30 p.m. ET the day of the teleconference until Wednesday, May 22, 2013.  To listen to the replay of the call, dial (858) 384-5517 and enter replay pin number 413093.  Alternatively, the archive of the webcast will be available on the Company’s website at www.capstonecompaniesinc.com.  A transcript will also be posted to the website, once available.

About Capstone Companies, Inc.

Capstone Companies, Inc. is a public holding company that engages, through its wholly-owned subsidiaries, Capstone Industries, Inc. and Capstone International HK, Ltd., in the development, manufacturing, logistics, and distribution of consumer and institutional products to accounts throughout North America and in international markets.  See www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.

FORWARD-LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended.  Such statements consist of words like “anticipate,” “expect,” “project,” “continue” and similar words.  These statements are based on the Company’s and its subsidiaries’ current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include consumer acceptance of the Company’s products, its ability to deliver new products, the success of its strategy to broaden market channels and the relationships it has with retailers and distributors.  Prior success in operations does not necessarily mean success in future operations.  The ability of the Company to adequately and affordably fund operations and any growth will be critical to achieving and sustaining any expansion of markets and revenue.  The introduction of new products or the expanded availability of products does not mean that the Company will enjoy better financial or business performance. The risks associated with any investment in Capstone Companies, Inc., which is a small business concern and a "penny-stock Company” and, as such, a highly risky investment suitable for only those who can afford to lose such investment, should be evaluated together with the risks and uncertainties more fully described in the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission.  Capstone Companies, Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  Contents of referenced URL’s are not incorporated into this press release.

FINANCIAL TABLES FOLLOW.  THE FOLLOWING SUMMARY FINANCIAL STATEMENT SHOULD BE READ ALONG WITH THE FORM 10-Q FINANCIAL STATEMENT FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.

For more information contact

Company:                                                                           Investor Relations:
Aimee Lev-Har                                                                  Craig Mychajluk, Kei Advisors LLC
Corporate Secretary                                                          (716) 843-3832
(954) 252-3440, ext 313                                                      cmychajluk@keiadvisors.com

Capstone Companies, Inc. Reports Sales Growth of 95% in First Quarter 2013
May 14, 2013

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CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended
	March 31,
	2013	2012

Revenue	$659,794	$338,670
Cost of Sales	(465,953)	(230,788)
Gross Profit	193,841	107,882

Operating Expenses:
Sales and marketing	57,314	49,187
Compensation	230,092	220,079
Professional fees	91,723	47,323
Product Development	23,619	27,102
Other general and administrative	103,369	80,435
Total Operating Expenses	506,117	424,126

Net Operating Income (Loss)	(312,276)	(316,244)

Other Income (Expense):
Interest expense	(73,704)	(31,931)
Total Other Income (Expense)	(73,704)	(31,931)

Net Income (Loss)	$(385,980)	$(348,175)

Income (Loss) per Common Share	$-	$-

Weighted Average Shares Outstanding	656,718,865	649,510,532

Capstone Companies, Inc. Reports Sales Growth of 95% in First Quarter 2013
May 14, 2013

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CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	(Unaudited)
	March 31,	December 31,
	2013	2012
Assets:
Current Assets:
Cash	$242,560	$411,259
Accounts receivable - net	676,623	2,673,555
Inventory	497,268	584,370
Prepaid expense	376,958	351,003
Total Current Assets	1,793,409	4,020,187

Fixed Assets:
Computer equipment & software	66,448	66,448
Machinery and equipment	659,929	654,401
Furniture and fixtures	5,665	5,665
Less: Accumulated depreciation	(612,026)	(597,042)
Total Fixed Assets	120,016	129,472

Other Non-current Assets:
Product development costs - net	31,223	27,280
Investment (AC Kinetics)	500,000	-
Goodwill	1,936,020	1,936,020
Total Other Non-current Assets	2,467,243	1,963,300
Total Assets	$4,380,668	$6,112,959

Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts payable and accrued expenses	$276,023	$1,114,166
Note payable - Sterling Factors	402,676	1,245,159
Notes and loans payable to related parties - current maturities	2,935,557	602,148
Total Current Liabilities	3,614,256	2,961,473

Long Term Liabilities
Notes and loans payable to related parties - Long Term	-	2,023,283
Total Liabilities	3,614,256	4,984,756

Stockholders' Equity:
Preferred Stock, Series A, par value $.001 per share, authorized100,000,000 shares, issued -0- shares	-	-
Preferred Stock, Series B-1, par value $.0001 per share, authorized 50,000,000 shares, issued -0- shares	-	-
Preferred Stock, Series C, par value $1.00 per share, authorized 1,000 shares, issued 1,000 shares	1,000	1,000
Common Stock, par value $.0001 per share, authorized 50,000,000 shares, 657,760,532 & 655,885,532 shares issued at March 31, 2013 & December 31, 2012	65,778	65,589
Additional paid-in capital	7,161,933	7,137,933
Accumulated deficit	(6,462,299)	(6,076,319)
Total Stockholders' Equity	766,412	1,128,203
Total Liabilities and Stockholders’ Equity	$4,380,668	$6,112,959

Capstone Companies, Inc. Reports Sales Growth of 95% in First Quarter 2013
May 14, 2013

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CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	For the Three Months Ended
	March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Continuing operations:
Net Income (Loss)	$(385,980)	$(348,175)
Adjustments necessary to reconcile net loss to net cash used in operating activities:
Stock issued for expenses	14,064	-
Depreciation and amortization	21,148	12,174
Compensation expense from stock options	10,125	8,250
(Increase) decrease in accounts receivable	1,996,932	1,333,549
(Increase) decrease in inventory	87,102	(602,621)
(Increase) decrease in prepaid expenses	(25,955)	77,483
(Increase) decrease in other assets	(10,108)	(5,570)
Increase (decrease) in accounts payable and accrued expenses	(838,143)	(47,279)
Increase (decrease) in accrued interest on notes payable	20,127	27,363
Net cash provided by operating activities	889,312	455,174

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment	(500,000)	-
Purchase of property and equipment	(5,528)	(2,401)
Net cash used in investing activities	(505,528)	(2,401)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	1,694,673	1,107,628
Repayments of notes payable	(2,537,156)	(1,525,023)
Proceeds from notes and loans payable to related parties	865,000	-
Repayments of notes and loans payable to related parties	(575,000)	-
Net cash provided by financing activities	(552,483)	(417,395)

Net (Decrease) Increase in Cash and Cash Equivalents	(168,699)	35,378
Cash and Cash Equivalents at Beginning of Period	411,259	164,610
Cash and Cash Equivalents at End of Period	$242,560	$199,988

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